Exhibit 5.1

555 11th Street N.W.
#1000
Washington, D.C. 20004
Tel: +1.202.637.2200
www.lw.com
FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
January 12, 2022	Dubai	Riyadh
	Düsseldorf	San Diego
Supernova Partners Acquisition Company II, Ltd.	Frankfurt	San Francisco
4301 50th Street, N.W	Hamburg	Seoul
Suite 300, PMB 1044	Hong Kong	Shanghai
	Houston	Silicon Valley
Washington, D.C. 20016	London	Singapore
	Los Angeles	Tokyo
Re: Registration Statement No. 333-260692	Madrid	Washington, D.C.

To the addressees set forth above:

We have acted as special counsel to Supernova Partners Acquisition Company II, Ltd., a Cayman Islands exempted company (the “Company”), in connection with a registration statement on Form S–4 under the Securities Act of 1933, as amended (the “Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 3, 2021 (Registration No. 333-260692) (as amended the “Registration Statement”), relating to, among other things (i)(A) the merger of Supernova Merger Sub, Inc. a Delaware corporation and direct wholly owned subsidiary of the Company with and into Rigetti Holdings, Inc., a Delaware corporation (“Rigetti”), with Rigetti surviving as a wholly owned subsidiary of the Company, and (B) immediately thereafter, and as part of an integrated transaction, the merger of Rigetti with and into Romeo Supernova Merger Sub, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company, with Romeo Merger Sub, LLC being the surviving entity (the “Mergers”), pursuant to the terms of the Agreement and Plan of Merger, dated as of October 6, 2021, by and among Supernova, Supernova Merger Sub, Inc., Romeo Supernova Merger Sub, LLC and Rigetti (the “Merger Agreement”), and (ii) as a condition to the effectiveness of the Mergers, the proposal of the Company to change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and domesticating as a Delaware corporation pursuant to Section 388 of the Delaware General Corporation Law (the “Domestication”), subject to the approval thereof by the shareholders of the Company.

Prior to and as a condition of the Mergers, in connection with the Domestication, the Company will change its jurisdiction of incorporation by effecting a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and, in connection therewith, the Company will file the Certificate of Domestication (as defined below) simultaneously with the Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

Following effectiveness of the Domestication, the Company will change its name to Rigetti Computing, Inc. (“New Rigetti”). Upon the Certificate of Domestication and the Certificate of Incorporation becoming effective under Section 103 of the DGCL (the “Effective Time”), among other things, pursuant to the Merger Agreement: (1) each of the then issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A ordinary shares”), and each of the then issued and outstanding Class B ordinary shares, par value $0.0001 per share (the “Class B ordinary shares”), of the Company will be converted into one share of common stock, par value $0.0001 per share, of New Rigetti (the “New Rigetti Common Stock”); (2) each of the then issued and outstanding whole warrants to purchase Class A ordinary shares of the Company (the “Warrants”) will automatically represent the right to purchase one share of New Rigetti Common Stock (such shares, the “Warrant Shares”) at an exercise price of $11.50 per share on the terms and conditions set forth in the Warrant Agreement; (3) the existing equityholders of Rigetti will receive shares of New Rigetti Common Stock (the “Consideration Shares”) based on an exchange ratio pursuant to the Merger Agreement and (4) the governing documents of the Company will be amended and restated and become the certificate of incorporation and the bylaws of New Rigetti.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any other matter pertaining to the contents of the Registration Statement or the related proxy statement/ prospectus, other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the DGCL and the internal laws of the State of New York, and we express no opinion with respect to any other laws.

In rendering the opinions stated herein, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)	The Registration Statement;

(b)	A copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c)	The form of Certificate of Incorporation of New Rigetti to become effective as of the Effective Time, filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”);

(d)	The form of Bylaws of New Rigetti to become effective as of the Effective Time, filed as Exhibit 3.3 to the Registration Statement “the “Bylaws”);

(e)	The form of certificate of corporate domestication to become effective as of the Effective Time, filed as Exhibit 4.4 to the Registration Statement (the “Certificate of Domestication”);

(f)	The specimen warrant certificate of the Company, filed as Exhibit 4.3 to the Registration Statement (the “Warrant Certificate”);

(g)	An executed copy of the Warrant Agreement, dated February 23, 2021 between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agreement”); and

(h)	Resolutions of the Board of Directors of the Company relating to, among other things, the Registration Statement, the Mergers and the Domestication.

Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company and others and of public officials. We have not independently verified such factual matters. As used herein, “Transaction Documents” means the Merger Agreement, the Warrant Certificate and the Warrant Agreement.

Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common stock. The opinions stated in paragraphs 1 through 3 below presume that:

(a)

Prior to effecting the Domestication: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication, including the Certificate of Incorporation and Bylaws; and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize, approve and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands and other governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

(b)

The Certificate of Domestication, in the form attached as Exhibit 4.4 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Incorporation, has been, or prior to the filing of the Certificate of Domestication will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Domestication;

(c)

The Certificate of Incorporation, in the form filed as Exhibit 3.2 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Delaware Secretary of State and have become effective in accordance with Sections 103 and 388 of the DGCL, that no other certificate or document, other than the Certificate of Domestication, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the Delaware Secretary of State and that the Company will pay any fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

(d)

The Bylaws, in the form attached as Exhibit 3.3 to the Registration Statement, without alteration or amendment (other than identifying the appropriate date), will become effective upon the Effective Time.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

Upon the Effective Time, (i) the shares of New Rigetti Common Stock issued in exchange for each outstanding Class A ordinary share, each Class B ordinary share and each outstanding Company unit and (ii) the Consideration Shares, when issued in the manner and on the terms described in the Registration Statement , will have been duly authorized by all requisite corporate action on the part of New Rigetti under the DGCL and will be validly issued, fully paid and nonassessable.

2.

Upon the Effective Time and following the exercise by the holders of Warrants and the payment of the exercise price for the Warrant Shares pursuant to the Warrant Agreement, the Warrant Shares, when issued in the manner and on the terms described in the Registration Statement, will have been duly authorized by all requisite corporate action on the part of New Rigetti under the DGCL and will be validly issued, fully paid and nonassessable.

3.

Upon the Effective Time, the Warrants, when issued in the manner and on the terms described in the Registration Statement, will have been duly authorized by all requisite corporate action on the part of New Rigetti under the DGCL and will constitute the valid and binding obligation of New Rigetti, enforceable against New Rigetti in accordance with its terms under the laws of the State of New York.

Our opinions set forth above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Transaction Documents or the legal or regulatory status of any of their affiliates, and (n) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Warrants and the Warrant Agreement have been or will be duly authorized, executed and delivered by the parties thereto other than New Rigetti, (b) that such securities constitute or will constitute legally valid and binding obligations of the parties thereto other than New Rigetti, enforceable against each of them in accordance with their respective terms and (c) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,
/s/ Latham & Watkins LLP